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                                                                 Exhibit 10.19.1

                FIRST AMENDMENT TO THE IBC RABBI TRUST AGREEMENT

         THIS FIRST AMENDMENT TO THE IBC RABBI TRUST AGREEMENT ("the Amendment") is entered into by and between INTERSTATE BAKERIES CORPORATION (the "Company") and UMB BANK, N.A. (the "Trustee") effective as of the 8th day of August, 2003.

         WHEREAS, the Company and the Trustee entered into a Rabbi Trust Agreement effective as of the second day of June, 2002 (the "Trust") to assist the Company in meeting its obligations under various nonqualified deferred compensation plans;

         WHEREAS, the Company and the Trustee reserved the right to amend the Trust pursuant to Section 14 of the Trust subject to certain conditions;

         WHEREAS, to further the intention of the Company to provide itself with a source of funds to assist in meeting its liabilities under certain nonqualified deferred compensation plans, the Company wishes to amend the Trust
(i) to make the Trust irrevocable and (ii) to provide for certain annual funding obligations to the Trust; and

         WHEREAS, the Company wishes to further amend the Trust to assure favorable income tax treatment under applicable federal and state tax laws, and to adopt certain additional provisions as set forth in the "Model Grantor Trust" created under Revenue Procedure 92-64, as amended.

         NOW, THEREFORE, the parties do hereby amend the Trust as follows:

      1. Section 1(c) shall be deleted in its entirety and the following substituted in lieu thereof:

         "(c) The Trust was revocable by the Company upon its establishment on June 2, 2002. Effective August 8, 2003, the Trust shall be irrevocable."

      2. Section 1(f) shall be deleted in its entirety and the following substituted in lieu thereof:

         "(f) Prior to August 8, 2003, the Company and its Subsidiaries, in their sole discretion, may at any time, or from time to time, make additional deposits to the Trust of cash or other property acceptable to the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Subject to Section 1(g), for the 2004 Plan years and each Plan year thereafter, the Compensation Committee of the Board of Directors (or its successor) shall cause the Company and any participating Subsidiary to deposit, during the Plan year or as soon as practicable following the end of the Plan year, cash or other property acceptable to the Trustee in an amount not less than the amount determined by the Company's actuary to constitute the FAS 87 expense related to the Plans for such Plan year. In addition to the amount described in the previous sentence, at any time, or from time to time, the Company and its Subsidiaries may make additional deposits of cash or other property acceptable to the Trustee to the Trust. Prior to a Change in Control, the Trustee shall not have any right to compel additional deposits."

      3. Section 1(h) shall be amended by deleting the first clause thereof and replacing it with the following:

         "Within 30 days following the end of each Plan year ending after a Change in Control,"

      4. Section 6(e) shall be amended by adding the following to the end of the subsection:

         "This right is exercisable by the Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity."

      5. Section 14(a) shall be amended by adding the following to the end of the first paragraph thereof:

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         "; no such amendment shall be made which will cause the assets of the
         Trust to be taxable to participants of the Plans prior to a distribution of such assets to the participants. Notwithstanding anything in this Section 14 to the contrary, the Trust Agreement, as appropriate, shall be amended from time to time (without the consent of any Plan participant or beneficiary) to maintain such Plans as unfunded Plans primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of ERISA and the Code, and to maintain the Trust as a "grantor trust" under the Code; and to assure that deposits to the Trust by the Company will not constitute a taxable event; that income and gains of the Trust will not be taxable as income and gains to Plan participants and beneficiaries under the Plans, and that benefits paid to Plan participants and beneficiaries from the Trust will be deductible to the Company in the year of payment."

IN WITNESS WHEREOF, this Amendment has been executed on behalf of the parties effective as of the day and year first written above.

                              INTERSTATE BAKERIES CORPORATION

                              By:    /s/ Paul E. Yarick
                                    --------------------------------------------
                              Name:  Paul E. Yarick

                              Title: Senior Vice President-Finance and Treasurer

                              UMB BANK, N.A.

                              By:    /s/ Larry A. Rudawsky
                                    --------------------------------------------
                              Name:  Larry A. Rudawsky
                              Title: Vice President

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